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                 Permanent Global Registered Fixed Rate Security

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO AT&T CORP. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                   AT&T CORP.

                      $2,000,000,000 5.625% Notes due 2004

REGISTERED                                                   CUSIP NO. 001957AU3


         AT&T Corp., a New York corporation (herein referred to as the "COMPANY"), for value received, hereby promises to pay to CEDE & Co., or registered assigns the principal sum of Two Billion Dollars on March 15, 2004, and to pay interest semiannually on March 15 and September 15, commencing September 15, 1999, on said principal sum at the rate per annum specified in the title of these Notes, from March 26, 1999 until the principal thereof is paid or made available for payment.

         Reference is hereby made to further provisions of this global security (the "GLOBAL SECURITY") set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.
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         This Global Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to herein.
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         IN WITNESS WHEREOF, AT&T Corp. has caused this Global Security to be duly executed under its corporate seal.


                                       AT&T Corp.


                                       By: /s/ Edward M. Dwyer
                                          -------------------------------------
                                          Name:  Edward M. Dwyer
                                          Title:  Vice President and
                                          Treasurer

                                       Attest

                                       By: /s/ Robert S. Feit
                                          -------------------------------------
                                          Name: Robert S. Feit
                                          Title: Assistant Secretary

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Securities
described in the within-mentioned
Indenture.

Dated: March 26, 1999

THE BANK OF NEW YORK,
     As Trustee


By: /s/Iliana Arciprete
   -------------------------------
   Authorized Signatory
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                                REVERSE OF NOTES


         Payment of the principal of, premium, if any, and interest on, this Global Security will be made in immediately available funds at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest on any Notes issued in definitive form other than interest due at the Maturity Date shown above may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Note register. Interest will be paid thereto persons in whose names the Notes are registered at the close of business on the March 1 or September 1, as the case may be, prior to any interest payment date. Except as otherwise set forth in the Indenture, Notes in definitive form will not be issued.

         These Notes are one of a duly authorized issue of securities of the Company, issued and to be issued under and pursuant to an indenture dated as of September 7, 1990 as amended by the First Supplemental Indenture dated as of October 30, 1992 (herein referred to as the "INDENTURE"), duly executed and delivered by the Company to The Bank of New York, as trustee (herein referred to as the "TRUSTEE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holder (the words "HOLDERS" or "HOLDER" meaning the registered holders or registered holder) of these Notes.

         In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the outstanding Notes. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the outstanding Notes, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture. The Indenture also provides that the holders of not less than a majority in principal amount of the outstanding Notes may waive certain past defaults and
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their consequences on behalf of the Holders of all Notes. Any such consent or waiver by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders of such Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon such Note.

         The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Notes with respect to the Indenture or for any remedy under the Indenture.

         No reference herein to the Indenture and no provision of this Global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on, these Notes at the places, at the respective times, at the rate and in the coin or currency herein prescribed.

         The Notes are issuable as registered Notes without coupons in denominations of U.S. $1,000 or any amount in excess thereof which is a multiple of U.S. $1,000 at the office or agency of the Trustee referred to above and in the manner and subject to the limitations provided in the Indenture. Notes may be exchanged without service charge for like aggregate principal amount of Notes.

         The Notes will be redeemable, as a whole or in part, at the option of the Company, at any time or from time to time, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the Notes. The redemption prices will be equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined below) and 10 basis points.

         In the case of each of clause (1) and (2), accrued interest will be payable to the redemption date.

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time
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of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

         "Comparable Treasury Price" means, with respect to any redemption date,
(1) the average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

         "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc. , Chase Securities Inc., Deutsche Bank Securities Inc., First Chicago Capital Markets Inc., Lehman Brothers Inc., J.P. Morgan Securities Inc. and NationsBanc Montgomery Securities LLC and their respective successors. If any of the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), the Company shall substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

         "Remaining Scheduled Payments" means, with respect to each Note to be redeemed, the remaining scheduled payments of principal of and interest on such Note that would be due after the related redemption date but for such redemption. If such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment on such Note will be reduced by the amount of interest accrued on such Note to such redemption date.

         Upon due presentment for registration of transfer of this Note at the above-mentioned office or agency of the Trustee, a new Global Security or Notes of authorized denominations, for a like aggregate principal amount will be issued to the transferee as proved in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         The Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Global Security shall be overdue and notwithstanding any notation of
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ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and subject to the provisions above, of premium or interest thereon, and for all other purposes and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of, premium, if any, or the interest on, this Global Security or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director as such, past, present of future, of the Company or of any successor corporation, either directly or through the Company or of any successor corporation whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         This Global Security shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State.

         All terms used in this Global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
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                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM           -        as tenants in common
         TEN ENT           -        as tenants by the entireties
         JT TEN            -        as joint tenants with right of survivorship
                                    and not as tenants in common
         UNIF GIFT NUN ACT - ________________(Cust)___________(Minor) Under
         Uniform Gifts to Minor Act ________________(State) Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

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[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

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the within Notes and all fights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Date:
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NOTICE:           The signature of this assignment must correspond with the name as written upon the face of the within Notes in every particular without alteration or enlargement or any change whatsoever.